                                 SUBSIDIARIES

                                                                      Jurisdiction of
Name                               Ownership                          Incorporation
----                               ---------                          ---------------

1027226 Ontario Ltd.               100% owned by
                                   Aerofin Corporation                Canada

AP Venture Corp. III               100% owned by
                                   Ampco-Pittsburgh Corporation       Delaware

Aerofin Corporation                100% owned by
                                   Ampco-Pittsburgh Securities V
                                   Corporation                        New York

Ampco NCII Sub, Inc.               100% owned by
                                   New Castle Industries, Inc.        Delaware

Ampco-Pittsburgh Securities        100% owned by
III Corporation                    Ampco-Pittsburgh Corporation       Delaware

Ampco-Pittsburgh Securities        100% owned by
V Corporation                      Ampco-Pittsburgh Corporation       Delaware

Ampco UES Sub, Inc.                100% owned by
                                   Union Electric Steel Corporation   Delaware

Bimex Industries, Inc.             100% owned by
                                   Ampco NCII Sub, Inc.               Delaware

Buffalo Air Handling Company       100% owned by
                                   Ampco-Pittsburgh Corporation       Delaware

Buffalo Pumps, Inc.                100% owned by
                                   Ampco-Pittsburgh Corporation       Delaware

New Castle Industries, Inc.        100% owned by
                                   Ampco UES Sub, Inc.                Pennsylvania

Union Electric Steel Corporation   100% owned by
                                   Ampco-Pittsburgh Securities
                                   V Corporation                      Pennsylvania

Union Electric Steel N.V.          100% owned by 1027226
                                   Ontario Limited                    Belgium


     The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.